UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 30, 2016

(Date of earliest event reported)

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Delaware	001-11703	59-0933147
(State or other jurisdiction of incorporated or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 26, 2016, E.J. Elliott, Chairman and Chief Executive Officer, notified the Board of Directors of Gencor Industries, Inc. (the “Company”) that he will relinquish the position of Chief Executive Officer effective October 1, 2016. Mr. Elliott will continue to serve as Chairman of the Board of Directors and remain active in the Company.

Mr. John E. Elliott, age 55 and the son of E.J. Elliott will assume the role of Chief Executive Officer effective October 1, 2016. He will receive a base salary of $450,000 and stock options for 30,000 shares of the Company’s stock at a fair market value exercise price, a ten-year term, and a vesting of one-quarter per year over four years. John E. Elliott had been an Officer of the Company from 1985 to 2006, serving as Executive Vice President and a member of the Company’s Board of Directors. Most recently he served as Vice President. Previously, he was Managing Director of Spectrasyne Ltd., an environmental service and consulting company to the petroleum, chemical, and energy industry.

Item 7.01. Regulation FD Disclosure

The Company’s press release announcing Chief Executive Officer transition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1 Press Release dated September 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCOR INDUSTRIES, INC.

September 30, 2016	By:	/s/ Eric E. Mellen
Eric E. Mellen, Chief Financial Officer

Index to Exhibits

Exhibits No.	Description
99.1	Press Release dated September 30, 2016